UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2009

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
Of incorporation)

1288 Ala Moana Blvd., Suite 220 Honolulu, Hawaii		96814
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No.2 to Second Amended and Restated Supply Agreement with Solarfun Power Hong Kong Limited

On May 13, 2008, Hoku Materials, Inc., a wholly owned subsidiary of Hoku Scientific, Inc., and Solarfun Power Hong Kong Limited, or Solarfun, a subsidiary of Solarfun Power Holdings Co., Ltd., or Solarfun Holdings, entered into a Second Amended and Restated Supply Agreement, or the Supply Agreement, pursuant to which we have agreed to sell to Solarfun, and Solarfun has agreed to purchase from us, specified quantities of polysilicon over a ten-year period.  On October 22, 2008, we entered into Amendment No.1 to Second Amended and Restated Supply Agreement with Solarfun, or Amendment No. 1.  Pursuant to the Supply Agreement, and Amendment No. 1, Solarfun has paid to us $32 million as a prepayment for future polysilicon product deliveries, and is obligated to pay us an additional $23 million in prepayments in increments of $18 million on or before March 31, 2009, and $5 million on or before March 31, 2010.  Under the Supply Agreement, we are obligated to commence shipments of polysilicon products to Solarfun on or before September 30, 2009, and Solarfun has the right to terminate the Supply Agreement if we do not commence shipments on or before December 31, 2009.

On March 26, 2009, we entered into Amendment No. 2 to Second Amended and Restated Supply Agreement with Solarfun, or Amendment No. 2, which became effective on March 30, 2009, the date when Solarfun paid us $5 million.  Under Amendment No. 2, we agreed that Solarfun could pay us the $18 million that was due on March 31, 2009, in increments of $5 million that was paid on March 30, 2009, $8 million to be paid in July 2009, and $5 million to be paid in increments of $1 million in August and September 2009, and $3 million in October 2009.  The $5 million that was payable on March 31, 2010, is now payable in January 2010.  In exchange for our agreement to adjust the prepayment timing, Solarfun has agreed to extend the date when Hoku is obligated to commence shipments of polysilicon from September 2009 until March 2010.  Solarfun has the right to terminate the Supply Agreement if Hoku has not commenced shipments by June 30, 2010, and Hoku has the right to terminate the Supply Agreement, and retain all prepayments received, if Solarfun fails to pay any of its future prepayments when due.

Amendment No. 2 to Second Amended and Restated Supply Agreement will be filed with our Annual Report on Form 10-K for the fiscal year ending March 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 31, 2009

Hoku Scientific, Inc.

By:	/s/ Dustin Shindo
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer